UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

THE TOPPS COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, $0.01 par value per share

(2)	Aggregate number of securities to which transaction applies:

41,678,612 shares of Common Stock of The Topps Company, Inc. (includes 2,938,440 shares underlying options to purchase Common Stock, of which options to purchase 2,261,124 shares are in-the-money and eligible to receive consideration in the transaction, and 22,407 shares of restricted stock)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

$385,591,102

(5)	Total fee paid:

$11,831.78

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 10, 2007, The Topps Company, Inc. issued the following press release:

EGAN-JONES RECOMMENDS THAT TOPPS STOCKHOLDERS

VOTE “FOR” PENDING MERGER AGREEMENT WITH

TORNANTE AND MADISON DEARBORN PARTNERS

NEW YORK, September 10, 2007 –The Topps Company, Inc. (Nasdaq: TOPP) today announced that Egan-Jones Proxy Services (“Egan-Jones”), a leading independent U.S. proxy advisory firm, has recommended that Topps stockholders vote FOR the pending merger agreement with The Tornante Company LLC and Madison Dearborn Partners, LLC (“Tornante – MDP transaction”), at the special meeting of stockholders.

To follow Egan-Jones’ recommendation, Topps stockholders should vote FOR the company’s proposed merger agreement on the Company’s “WHITE” proxy card today. In recommending that stockholders vote FOR the Company’s proposed merger agreement, Egan-Jones stated that significant factors it evaluated included:

•	The merger consideration is all cash, which provides certainty of value to stockholders.
•

The $9.75 per share cash price equates to a multiple of 13.1 times Topps EBITDA for fiscal year 2007, which is good value for stockholders and compares favorably to comparable transactions for entertainment and confectionery companies.

•	The $9.75 per share cash offer is the only real offer received as a result of an extensive and thorough value-maximization process that started over two years ago.
•

The Boards belief that, based in part on the Company’s historical and current financial performance, projections of the Company’s financial performance prepared by Topps management and Lehman Brothers fairness opinion, the merger consideration would result in greater value to stockholders than either pursuing managements current business plan or undertaking alternative courses of action.

•

The fact that the Company engaged in discussions with various parties over the last two years with respect to possible sale transactions, including an auction process for the confectionery business, and such transactions have not resulted in a definitive agreement or any proposals that the Board considered attractive.

•

The timing of the merger and the risk that if the Company did not accept the Tornante-Madison Dearborn groups offer at the time that it did, the Board might not have had another opportunity to do so, particularly if the financial markets fluctuate in a manner that makes it more difficult to finance an acquisition of the Company.

•	The fact that, due to the different nature of the confectionery and entertainment businesses, there was no logical strategic buyer of the entire Company and no other buyer has emerged.
•	The Board proactively contacted 107 potential bidders (including Upper Deck) during the go-shop solicitation period to perform a thorough market check, but no superior proposal emerged.*

*Permission to use quotations from the Egan-Jones report was neither sought nor obtained.

Arthur T. Shorin, Topps’ Chief Executive Officer, said, “We are pleased that Egan-Jones recommended that Topps stockholders vote FOR the Tornante – Madison Dearborn transaction and recognized that the pending merger agreement represents the best opportunity to deliver maximized value to all Topps’ stockholders. Notwithstanding the Egan-Jones recommendation, stockholders should be cautioned that Crescendo Partners is misleading Topps stockholders with unsubstantiated claims about Topps’ future valuation. We believe Crescendo is acting in its own self interest – to take control of Topps for free. The Board recommends that stockholders vote “FOR” the Tornante – Madison Dearborn transaction.”

The Tornante – MDP transaction requires the affirmative vote of a majority of the shares of Topps outstanding common stock and is the only binding offer received.

The Special Meeting of Topps stockholders to consider and vote upon the proposed merger has been scheduled for Wednesday, September 19, 2007 at 11:00 a.m., local time, at the Company’s offices at One Whitehall Street, New York, New York. Topps stockholders of record as of the close of business on August 10, 2007 will be entitled to vote at the special meeting.

Topps’ stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Stockholders are urged to sign, date and return the Company’s WHITE proxy card today. If shares are held with a broker, stockholders may be able to vote their shares by telephone or by the Internet. If this option is available, stockholders may simply follow the instructions on the Company’s “WHITE” proxy card to assure a vote for Topps’ directors and the governance proposals. Stockholders are advised that if they have any questions or need any assistance in voting their shares, they should contact Topps’ proxy solicitor, Mackenzie Partners, Inc., toll-free, at 1-800-322-2885.

About The Topps Company, Inc.

Founded in 1938, Topps is a leading creator and marketer of sports and related cards, entertainment products, and distinctive confectionery. Topps entertainment products include Major League Baseball, NFL, NBA and other trading cards, sticker album collections, and collectible games. The Company’s confectionery brands include “Bazooka” bubble gum, “Ring Pop,” “Push Pop,” “Baby Bottle Pop” and “Juicy Drop Pop” lollipops. For additional information, visit www.topps.com.

Forward Looking Statements

This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Topps believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in Topps’ Securities and Exchange Commission filings available at http://www.sec.gov, the SEC’s Web site. Free copies of Topps’ SEC filings are also available on Topps’ Web site at

www.Topps.com or by contacting the company’s proxy solicitor, Mackenzie Partners, Inc. at topps@mackenziepartners.com.

CONTACTS

Investors:

Betsy Brod / Lynn Morgen

MBS Value Partners, LLC

212-750-5800

Dan Burch / Dan Sullivan

Mackenzie Partners, Inc.

212-929-5940 / 1-800-322-2885

Media:

Joele Frank / Sharon Stern

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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